Exhibit 99.1



FOR IMMEDIATE RELEASE



              MILLENNIUM INDIA ACQUISITION COMPANY INC. RESCHEDULES SPECIAL MEETING OF STOCKHOLDERS TO WEDNESDAY, JANUARY 16, 2008


New York, NY - January 9, 2008 - Millennium India Acquisition Company Inc. (AMEX: MIAC) ("Millennium"), today announced that its special meeting of stockholders originally scheduled to be convened on January 10, 2008 at 4:00 p.m. Eastern Time, will be postponed until 4:00 p.m. on Wednesday, January 16, 2008 as Millennium continues to seek proxies. The meeting will take place at its original location, the offices of Sonnenschein Nath & Rosenthal LLP, Millennium's counsel, at 1221 Avenue of the Americas, New York, New York 10020.



Contact:

Millennium India Acquisition Company Inc.
F. Jacob Cherian
President and Chief Executive Officer
(212) 681-6763